TENTH AMENDMENT TO

SECURITIES LENDING AGENCY AGREEMENT

This Tenth Amendment to Securities Lending Agency Agreement (“Amendment”) is entered into as of March 13, 2014 by and among Wells Fargo Advantage Income Opportunities Fund, Wells Fargo Advantage Multi-Sector Income Fund and Wells Fargo Advantage Utilities and High Income Fund, Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (the “Trusts” and each a “Trust”), on behalf of their funds now existing or hereafter created (the “Funds”), and Goldman Sachs Bank USA, doing business as Goldman Sachs Agency Lending ("GSAL").

WHEREAS, the parties entered into an Securities Lending Agency Agreement dated April 1, 2010 (the “Agreement”); and

WHEREAS, each of the Funds listed on Appendix A to the Agreement retained the services of GSAL to act as its agent in lending securities from time to time held in the Custody Account to certain borrowers, on the terms and conditions set forth in the Agreement; and

WHEREAS, the parties herein wish to amend the Agreement, specifically, Appendix A to the Agreement, so that each of the Funds identified in this Amendment may also retain the services of GSAL to act as its agent on the terms and conditions set forth in the Agreement; and

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Amendments. The Agreement is hereby amended as follows:

Appendix A –

The addition of the Conservative Income Fund.

The reorganization of the following Wells Fargo Master Trust portfolios.  :

Equity Value Portfolio into the Large Company Value Portfolio

International Equity Portfolio into the International Value Portfolio

International Index Portfolio into the International Growth Portfolio

The addition of the Emerging Markets Equity Select Fund which is scheduled to commence operations in the fourth quarter 2013.

The removal of the Adjustable Rate Government Fund, Government Securities Fund, Short Duration Government Bond Fund and Inflation Protected Bond Portfolio.

Schedule 2 – List of Approved Borrowers

The following are to be removed to the List of Approved Borrowers in Schedule 2 to the Agreement:

BNP Paribas Securities Corp.

MS Securities Services Inc.

The following are to be added to the List of Approved Borrowers in Schedule 2 to the Agreement:

BMO Capital Markets Corp.

Scotia Capital (USA) Inc.

The following are name changes to the List of Approved Borrowers in Schedule 2 to the Agreement:

Jefferies & Co., Inc. to Jefferies LLC

Morgan Stanley & Co. Inc. to Morgan Stanley & Co. LLC

  2.    Recitals Incorporated; Definitions.

The foregoing recitals are true and correct and by this reference are incorporated herein.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.     Appendices, Schedules and Exhibits Incorporated.

All appendices and schedules referenced in this Amendment are incorporated herein.

Continuing Provisions of the Agreement.

Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

Counterpart Signatures.

This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement.

IN WITNESS WHEREOF, the parties have caused this Tenth Amendment to be executed and delivered as of the date first above written.

WELLS FARGO ADVANTAGE INCOME OPPORTUNITIES FUND

WELLS FARGO ADVANTAGE MULTI-SECTOR INCOME FUND,

each on behalf of itself as a Lender listed on Appendix A as amended from time to time

                                                                                                By____________________________

                                                                                                        Name:  Jeremy DePalma

                                                                                                        Title:  Treasurer

                                                                                                WELLS FARGO ADVANTAGE UTILITIES AND HIGH INCOME FUND

                                                                                                By____________________________

                                                                                                        Name:  Jeremy DePalma

                                                                                                        Title:  Assistant Treasurer

                                                                                                WELLS FARGO FUNDS TRUST

WELLS FARGO MASTER TRUST

WELLS FARGO VARIABLE TRUST,

each on behalf of their respective Lenders listed on Appendix A as amended from time to time

                                                                                                By____________________________

                                                                                                        Name:  Jeremy DePalma

                                                                                                        Title:  Treasurer

                                                                                                GOLDMAN SACHS BANK USA

                                                                                                By____________________________

                                                                                                        Name:  Christel Carroll

                                                                                                        Title:  Vice President